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                                  EXHIBIT 11.1

                           INVISION TECHNOLOGIES, INC.
      STATEMENT REGARDING CALCULATION OF NET INCOME (LOSS) PER SHARE(1)(2)
                      (In thousand, except per share data)

                                          Year Ended         Six Months Ended
                                         December 31,            June 30,
                                     ---------------------  -------------------
                                       1995        1996       1996       1997
                                     ---------   ---------  ---------   -------

 Net income (loss)                   $ (3,292)   $ (3,572)  $ (2,045)   $ 2,216
                                     ---------   ---------  ---------   -------
                                     ---------   ---------  ---------   -------
 Weighted average shares
 outstanding:
      Common Stock                         90       5,820      2,828      9,676
      Common Stock issuable upon
      exercise of options and
      warrants                            838         280        600      1,054
      Convertible Preferred Stock       5,714       2,042      4,071          -
                                     ---------   ---------  ---------   -------
 Weighted average shares
 outstanding                            6,642       8,142      7,499     10,730
                                     ---------   ---------  ---------   -------
                                     ---------   ---------  ---------   -------

 Net income (loss) per share         $  (0.50)   $  (0.44)  $  (0.27)   $  0.21
                                     ---------   ---------  ---------   -------
                                     ---------   ---------  ---------   -------

____________________________

(1) This exhibit should be read in conjunction with Note 2 of Notes to Consolidated Financial Statements of InVision.

(2) Share and per share data adjusted to reflect the 1-for-11 reverse stock split which occurred in March 1996 and the 2-for-1 stock split which occurred February 7, 1997.